UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2023 (September 11, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on February 8, 2023, 1847 ICU Eyewear Holdings Inc. (“1847 ICU”), a wholly owned subsidiary of 1847 Holdings LLC (the “Company”), along with 1847 ICU’s wholly owned subsidiary, ICU Eyewear Holdings, Inc. (“ICU Holdings”) and ICU Holdings’ wholly owned subsidiary ICU Eyewear, Inc. (“ICU Eyewear,” and together with 1847 ICU and ICU Holdings, the “Borrower”) entered into a loan and security agreement (the “Loan Agreement”) with Industrial Funding Group, Inc. for a revolving loan of up to $5,000,000, which is evidenced by a secured promissory note in the amount of up to $5,000,000 (the “Original Revolving Note”). The Loan Agreement, the loans made pursuant thereto (the “Existing Loan”), and the Loan Documents (as defined in the Loan Agreement) were sold to GemCap Solutions, LLC (“GemCap”) on February 11, 2023.

On September 11, 2023, GemCap sold and assigned the Existing Loan, the Loan Agreement and the Loan Documents to AB Lending SPV I LLC d/b/a Mountain Ridge Capital (the “New Lender”). On the same date, the Borrower entered into an Amended and Restated Credit and Security Agreement (the “Credit and Security Agreement”) with the New Lender for a revolving loan of up to $15,000,000, which Loan(s) (as defined in the Credit and Security Agreement) may be drawn in advances (the “Advances”) of Revolving Loans (as that term is defined in the Credit and Security Agreement). On the same date, the New Lender made an Advance of $4,218,984.59 to the Borrower under the Credit and Security Agreement, which was used to pay the amounts outstanding under the Original Revolving Note, to pay certain closing fees and expenses in connection with the closing of the Credit and Security Agreement and for general working capital purposes.

To induce the New Lender to enter into the Credit and Security Agreement, the Company agreed to provide a limited guaranty to the New Lender (the “Limited Guaranty”), pursuant to which the Company has agreed to guaranty to the New Lender the payment of the difference between (i) the cost (as calculated in accordance with United States generally accepted accounting principles) of all inventory owned by the Borrower that (A) is in the possession of Target Corporation and (B) has been included in the Borrowing Base (as defined in the Credit and Security Agreement) (collectively, the “Guaranteed Inventory”), and (ii) the proceeds, if any, actually realized from the sale, disposition, liquidation or other recovery of such Guaranteed Inventory and actually received by the New Lender in connection therewith; provided, however, that the Company has no obligation to make any payment under the Limited Guaranty until (i) the obligations of the Borrower have been accelerated pursuant to the terms of the Credit and Security Agreement and (ii) the New Lender has used its best efforts to liquidate all of the Collateral (as defined in the Credit and Security Agreement) and has liquidated substantially all of the Collateral. The Company may satisfy its obligations under the Limited Guaranty by paying such amounts in cash, or by issuing to the New Lender a number of common shares of the Company equal to the sum needed to satisfy the obligations under the Limited Guaranty in full divided by a price equal to the lesser of $4.575 or the closing price of the common shares on the day prior to such issuance (the “Shares”); provided that if such issuance would violate Section 7.13 of the NYSE American Company Guide, which restricts the issuance of shares equal to 20% or more of the outstanding common shares for less than the greater of book or market value, then the Company must obtain shareholder approval of such issuance.

The Revolving Loans made pursuant to the Credit and Security Agreement mature on September 11, 2026, with all such Revolving Loans bearing interest at an annual rate equal to Term SOFR plus eight percent (8.00%) per annum or, if at any time the Term SOFR cannot be determined, then at the Base Rate plus seven percent (7.00%), but in any event at a rate no higher than that permitted under applicable law. “Term SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York for a one-month period on the date that is two (2) business days prior to the first day of such one-month period and “Base Rate” means a rate per annum equal to the greatest of (i) the Federal Funds Rate in effect on such day plus 1.00%, (ii) the Prime Rate in effect on such day, and (iii) Term SOFR for a one-month tenor plus 1.00%. However, following and during the continuation of an event of default (as defined in the Credit and Security Agreement), interest shall accrue at a default rate equal to such above rate plus two percent (2.00%) per annum. Interest accrued on the Advances shall be payable monthly on the first day of each month commencing on October 1, 2023.

The Borrower may voluntarily prepay the entire unpaid principal amount of the Advances prior to the maturity date, but must pay a prepayment fee determined as follows: (i) a fee of three percent (3.00%) if the prepayment is made on or before September 11, 2024, (ii) a fee of two percent (2.00%) if the prepayment is made between September 12, 2024 and September 11, 2025, or (iii) a fee of one percent (1.00%) if the prepayment is made between September 12, 2025 and September 11, 2026.

The Credit and Security Agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the Advances when due, or to pay any fees due under the Credit and Security Agreement; (ii) if any statement, representation or warranty in the Credit and Security Agreement or any document delivered in connection therewith is at any time found to have been false in any material respect at the time such representation or warranty was made; (iii) for failure to furnish financial information as required under the Loan Documents (as defined in the Credit and Security Agreement) when due, furnish any additional information requested by the lender within three (3) days of when requested; or permit the New Lender or its agents to immediately inspects its books, records, premises, or any collateral; (iv) if any lien, levy, assessment, injunction, or attachment is issued against the Borrower’s property, (v) for failure to perform any covenant or agreement contained in the Credit and Security Agreement or any document delivered in connection therewith; (vi) if any judgments or attachments aggregating in excess of $100,000 at any given time are obtained against the Borrower which remain unstayed for a period of ten (10) days or are enforced or if there is an indictment of the Borrower or any responsible officer of the Borrower under an criminal statute or proceeding pursuant to which remedies sought may include the forfeiture of any property of the Borrower; (vii) for any voluntary or involuntary bankruptcy, insolvency, or dissolution or assignment to creditors; (viii) if a material adverse effect or change of control (each as defined in the Credit and Security Agreement) shall have occurred; (ix) if the New Lender is no longer a valid, perfect, first-priority lien; (x) a default under a Material Business Agreement (as that term is defined in the Credit and Security Agreement); (xi) if the Borrower defaults under any agreement or contract or hedging contract with a third party which default would result in a liability to the Borrower in excess of $50,000; (xii) if any provision of the Loan Documents is not valid or binding on, and enforceable with respect to each Borrower and the New Lender; (xiii) if the Borrower’s intellectual property necessary for its business is revoked, terminated, suspended, or adversely modified and if any such proceedings are not dismissed within thirty (30) days or schedules a hearing on the same; (xiv) if the Collateral (as defined in the Credit and Security Agreement) is seized or taken, or is subject to litigation that may result in the material impairment of loss of security under the Credit and Security Agreement, (xv) if there is a business interruption for more than five (5) consecutive calendar days, (xvi) if there is a guarantor repudiation; (xvii) if there is an indictment or institution of legal proceedings against the Borrower or its officers or directors seeking in excess of $100,000; and (xviii) for changes to transfer instructions, or termination thereof, without the written consent of the New Lender.

The Credit and Security Agreement contains representations, warranties and affirmative and negative financial and other covenants which are customary for loans of this type. The closing of the Credit and Security Agreement was subject to customary closing conditions, including delivery of the security documents described below.

As collateral security for the payment and performance of all of the Borrower’s obligations under the Credit and Security Agreement and related loan documents, the Borrower granted to the New Lender a first priority security interest in all of the assets of the Borrower. In connection with such grant of security interest, the Borrower also entered into a trademark security agreement (the “Trademark Security Agreement”), pursuant to which the Borrower granted a security interest in its trademarks and assigned such trademarks upon the occurrence of an event of default.

The foregoing description of the Credit and Security Agreement, the Limited Guaranty and the Trademark Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Shares is incorporated by reference into this Item 3.02. The issuance of the Shares is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Credit and Security Agreement, dated September 11, 2023, among AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital, ICU Eyewear, Inc., ICU Eyewear Holdings, Inc. and 1847 ICU Holdings Inc.
10.2	Limited Guaranty Agreement, dated September 11, 2023, by 1847 Holdings LLC in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital
10.3	Pledge Agreement, dated September 11, 2023, by 1847 ICU Holdings Inc. in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital
10.4	Pledge Agreement, dated September 11, 2023, by ICU Eyewear Holdings, Inc. in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital
10.5	Trademark Security Agreement, dated September 11, 2023, by 1847 ICU Holdings Inc., ICU Eyewear Holdings, Inc., and ICU Eyewear, Inc., in favor of AB Lending SPV I, LLC, d/b/a Mountain Ridge Capital
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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